                                                                    EXHIBIT 4.22

                          FIFTH CONTRACT OF EMPLOYMENT

between

RANDGOLD RESOURCES LIMITED

(registration number 62686)
a Company incorporated in Jersey, Channel Islands
("the Company")

and

DENNIS MARK BRISTOW

("the Employee")

                                                                               2

5.    REMUNERATION PACKAGE..............................................     5-6
6.    SECURITY..........................................................       6
7.    EXPENSES..........................................................       6
8.    BONUS SCHEME......................................................     7-9
9.    RESTRICTED SHARES.................................................    9-10

13.   INCAPACITY........................................................   11-12
14.   TERMINATION.......................................................   12-13
15.   CONFIDENTIALITY AND RESTRAINT.....................................   13-15
16.   RETURN OF COMPANY PROPERTY........................................      16
17.   DOMICILIUM........................................................   16-17
18.   GENERAL...........................................................   17-19
19.   ADDENDUM..........................................................   20-21

                                                                               3

THE PARTIES AGREE AS FOLLOWS:

1.     INTRODUCTION

       It is recorded that -

1.1    the Employee is at present employed by the Company in the position of
       Chief Executive Officer in terms of a written contract of employment
       ("Fourth Contract of Employment"),

1.2    the parties have negotiated and now wish to record the terms of a further contract of employment ("Fifth Contract of Employment").

2.     EMPLOYMENT

2.1    Notwithstanding the date of signature hereof, the Employee shall be deemed to have employed by the Company under his Fifth Contract of
       Employment as from the 1st APRIL 2004 ("Commencement date"). It is noted
       that the April date relates to the Company's previous financial year end.
       In the current circumstances, the period of employment for the year 2004 will be 9 (nine) months, thereafter the fifth contract of employment will run in accordance with a calendar and the Company's fiscal year.

2.2    The employment relationship of the Employee as Chief Executive Officer of the Company is designed to de defined through a rolling three-year contract which will be renewable annually for three-year periods by mutual consent.

                                                                               4

3.     DUTIES

3.1    As Chief Executive Officer of the Company, the Employee shall:

3.1.1  undertake such duties and exercise such powers in relation to the
       Company, its associated companies and their businesses as the board of directors of the Company (the "Board") shall from time to time assign to or vest in him, provided however, that the Board shall ensure that such duties and powers shall not conflict with one another;

3.1.2  in the discharge of such duties and in the exercise of such powers observe and comply with all resolutions, regulations and directives from time to time made or given by the Board; and

3.1.3  use his best endeavours to properly conduct, improve, extend, develop, promote, protect and preserve the business interest, reputation and goodwill of the Company and its associated companies.

3.2    For the purposes of this Agreement, "associated company" or "associated companies" means -

3.2.1  any company or entity which is directly or indirectly controlled by the
       Company,

                                                                               5

3.3    The Employee shall at all times promptly give to the Board (in writing, if so requested) all such information and explanations as it requires in connection with matters relating to his employment or with the business of the Company and/or its associated companies.

3.4    It shall be part of the normal duties of the Employee at all times to consider in what manner and by what new methods or devices the products, services, processes, equipment or systems of the Company and associated companies might be improved, and promptly to give to the Secretary of the
       Company full details of any invention or improvement which he may from time to time make or discover in the course of his duties, and to further the interests of the Company and its associated companies' undertakings with regard thereto. Any such invention or improvement shall be the property of the Company and the Employee shall take all steps as may be necessary and reasonably required by the Company, at the sole expense of the Company, to ensure that the Company obtains complete and exclusive legal title to any such invention or improvement.

4.     FOURTH CONTRACT OF EMPLOYMENT

4.1    This Fifth Contract of Employment supersedes the Fourth Contract of
       Employment as from the Commencement Date.

5.     REMUNERATION PACKAGE

5.1    As from the Commencement Date, the Employee's remuneration package shall be US$600,00 per annum, which shall be reviewed annually on renewal of the three year rolling contract period with a view to effecting appropriate annual increases.

5.2    The composition of the Employee's remuneration package shall be the following -

                                                                               6

5.2.1  a salary, which shall be equal to the difference between US$600,000 and the cost to the Company of providing the other components of the package set out in 5.2.2 and 5.2.3;

5.2.2  the contributions payable by the Company in respect of the Employee and his wife and children to the medical aid scheme of which the Employee is a member, all of which shall be for the account of the Company,

5.2.3  the monthly contributions payable by the Company in respect of the
       Employee to any pension, provident or retirement annuity funds nominated by the Employee, all of which shall be for the account of the Company.

5.3    The Employee's salary shall be payable by equal monthly instalments (and proportionately for any lesser period, each monthly instalment being deemed to accrue rateably from day to day) in arrears on the last day of each month.

6.     SECURITY

       The Company shall at its cost provide appropriate security and security services at the Employee's residence.

7.     EXPENSES

7.1    The Employee shall be reimbursed for all traveling, hotel and other out-of-pocket expenses reasonably incurred by him in or about the discharge of his duties hereunder.

                                                                               7

7.2    The Employee shall be reimbursed all costs and expenses incurred by him in connection with his home telephone.

7.3    The Company requires the Employee to be a member of an appropriate club for various reasons, including the entertainment of clients and customers of the Company and shall pay the annual membership fees of such club.

7.4    The Company shall meet the Employee's membership fees of such professional bodies as it deems are required.

7.5    Should it become necessary during the Employee's periods of work anywhere in the world to be evacuated from his place of work for medical reasons, the Company shall arrange for such evacuation and the costs thereof shall be for the Company's account.

8.     BONUS SCHEME

8.1    Over and above the remuneration package and other benefits stipulated in this Fifth Contract of Employment, the Employee shall be eligible for an annual bonus related to share price appreciation during the bonus period.

8.2    The Employee shall be entitled to be paid a bonus in United States
       Dollars in respect of the this fifth contract of employment, with regard to the period 1st April 2004 and ending on 31 March 2005, and thereafter in respect of each 12 month period of employment with the Company, commencing on 1st April each year and ending on 31 march if the ruling price of ordinary shares in the Company for that Bonus Period as defined in 8.4, is higher than the base price for that Employment Period, as defined in 8.3.

                                                                               8

8.3    The base price shall be in the case of each of the employment periods in respect of which a bonus is to be calculated, the weighted average price of ordinary shares in the Company quoted on the Nasdaq Stock market over the last calendar month preceding the bonus period in respect of which the bonus is being calculated.

8.4    The ruling price for each bonus period shall be the weighted average price of ordinary shares in the Company quoted on the Nasdaq Stock Market over the last calendar month of that bonus period.

8.5    Should a bonus become payable to the Employee in respect of any bonus period, then the amount of such bonus shall be calculated in accordance with the following formula:

           B = 300 000 (P(2)-P(1))

           Where   B      is the amount of the bonus, in United States Dollars;

                   P(2)   is the ruling price for the bonus period in respect of
                          which the bonus is being calculated, as defined in
                          8.4; and

                   P(1)   is the base price for the bonus period in respect of
                          which the bonus is being calculated,

                                                                               9

8.6    In the above formula, the factor 300 000 (Three hundred thousand)
       represents a fictional shareholding of 300 000 (Three hundred thousand)
       shares in the share capital of the Company as presently constituted.
       Should the ordinary shares in the Company which are listed on the Nasdaq
       Stock market be consolidated or sub-divided, then the ruling price and the base price stipulated in 8.2 and the formula n 8.5 shall be modified by agreement between the parties in such a way as to give effect to the original intention of the parties. In the event that the parties do not agree on the terms of such modification, the matter shall be referred to the Company's Remuneration Committee, whose decision shall be final and binding upon the parties.

8.7    Should the Company become subject to or involved in any re-organisation, unbundling, scheme of arrangement or other change of circumstances which directly or indirectly prejudices the Employee's prospective bonus(es)
       under the bonus scheme as set out in this clause, then the parties shall endeavour to reach agreement on a modified or substituted bonus scheme which will give effect to the original intent of the bonus scheme.
       Failing such agreement, the terms of the modified or substituted bonus scheme shall be determined by the Company's Remuneration Committee, whose decision shall be final and binding upon the parties.

9.     RESTRICTED SHARE AWARD (SPECIAL LONG TERM INCENTIVE PLAN)

       It is agreed that the Board of directors may, at its discretion, grant the Employee an award of restricted shares. In the event of such an award being so granted, the terms and conditions of such an award shall be

                                                                              10

       set out in an addendum to this contract of employment. The payment of the award requires the independent verification of satisfactory achievement
       (i.e. achievement at a 70% or above overall level) over the previous year of strategic measurable "Outputs" (deliverables) agreed by the Board and the incumbent (and as defined in the "Board approved" Company Strategic
       Planning Review documents for the relevant period). The award relates to a period considered critical by the Board for the Company's future prospects.

10.    HOLIDAYS

       The Employee shall be entitled to 33 (thirty three) working days paid holiday in each successive period of 12 (twelve) months commencing on 1
       April 2004, to be taken at such times as the Board shall consider most convenient, having regard to the requirements of the Company's business.
       A maximum of 60 (sixty) days leave may be accumulated. The accumulated leave days may be extended beyond sixty days with approval from the Board of Directors.

11.    LIFE ASSURANCE

       Subject to the insurance company's requirements, life assurance cover against death is provided for the Employee whilst the Employee is a member of the Company's Provident Fund, as follows:

11.1   3 (three) years' pensionable salary; and

                                                                              11

11.2   non contributory cover equal to 2 (two) years' pensionable salary, payable in US Dollars.

12.    APPLICATION OF PROVISIONS OF PERSONNEL MANUALS

12.1   The terms and conditions of employment as contained in any of the
       Company's personnel policies and manuals are incorporated into this
       Agreement and the Employee shall be bound by the provisions thereof.

12.2   The Employee's entitlement to any benefit other than those recorded in this Agreement shall be governed by the appropriate provisions of the
       Company's personnel policies and manuals.

12.3   It is expressly provided that such policies and manuals may be changed, added to and/or deleted from time to time at the discretion of the
       Company and it is agreed that by accepting these terms and conditions, the Employee hereby accepts any such changes, which will be appropriately communicated to him.

12.4   In the event of a conflict between the provisions of the personnel policies and manuals and the provisions of this Agreement, the provisions of this Agreement shall override those contained in the personnel policies and manuals.

13.    INCAPACITY

13.1   If the Employee at any time be incapacitated or prevented by illness, injury, accident or any other circumstance beyond his control (the
       "incapacity") from discharging his full duties hereunder for a total of

                                                                              12

       180 (one hundred and eighty) or more days in any 12 (twelve) consecutive calendar months, the Company may by notice in writing to the Employee given at any time so long as the incapacity shall continue:

13.1.1 discontinue payment in whole or in part of the salary on and from such dates as may be specified in the notice until the incapacity shall cease;
       or

13.1.2 whether or not payment shall already have been discontinued, terminate this Agreement forthwith or on such date as may be specified in the notice.

13.2   Save as hereinafter provided the salary shall, notwithstanding the incapacity, continue to be paid to the Employee in accordance with 5, in respect of the period of incapacity prior to such discontinuance or termination.

13.3   Notwithstanding the above, whilst the Employee is a member of the
       Company's Provident Fund, the Employee shall be covered against temporary and permanent disability under the Company's insurance policies.

       Therefore, to the extent that the Employee receives payment of a disability benefit in terms of any such insurance policies, the Company will not pay to the Employee his salary in terms of clause 5 above.

14.    TERMINATION

14.1   This Agreement may be terminated forthwith by the Company without prior notice if the Employee shall at any time

                                                                              13

14.1.1 commit any serious or persistent breach of any provisions contained in this Agreement;

14.1.2 be guilty of misconduct or willful neglect in the discharge of his duties;

14.1.3 become insolvent or make any arrangement or composition with his creditors;

14.2   Notwithstanding the provisions of clause 13 above, become permanently incapacitated by accident or ill-health from performing his duties under this Agreement and for the purposes of this sub-clause incapacity for 3
       (three) consecutive months or an aggregate period of 6 (six) months in any period of 12 (twelve) months shall be deemed to be permanent incapacity.

14.3   Subject to the provisions set out in 14.1 above, either the Employee or the Company may terminate the relationship by giving to the other party three month's notice in writing. In such a case the party giving the notice will be required to pay to the other the amount payable in terms of the contract period outstanding.

14.4   Notwithstanding the aforegoing, the Employee's employment will terminate through effluxion of time on reaching the age of 60 (sixty).

15.    CONFIDENTIALITY AND RESTRAINT

15.1   It is recorded that in the performance of his duties for the Company anywhere in the world, the Employee will:

                                                                              14

15.1.1 acquire knowledge of the know-how, trade secrets and other confidential information of the Company relating to its and associated companies'
       activities;

15.1.2 derive considerable benefit from the technical and/or business experience which he will obtain from the Company and associated companies.

15.2   For one or more or all of the reasons set forth in 15.1, it is agreed that in order to protect the proprietary interests of the Company and associated companies the Employee shall not:

15.2.1 either during the continuance of his employment or thereafter, for a period of 24 months, divulge or disclose or use any information or knowledge so acquired by him relating to the matters set forth in 15.1.1, to any person whomsoever, whether for his own benefit or otherwise, except to those officials of the Company whose province it is to know the same; or

15.2.2 during the continuance of his employment and for a period of 12 (twelve)
       months thereafter, entice or solicit or canvass the services of any person, company or entity with whom the Company or any associated company has a written agreement at the date of termination of the Employee's employment, away from any such company, or accept or be interested in any such services, whether for his own benefit or otherwise.

15.3   The Employee undertakes not to do any of the things set forth in 15.2, either directly or indirectly and whether as a director or partner or owner or principal or agent or representative or shareholder or financier or employee.

                                                                              15

15.4   The Employee agrees that:

15.4.1 the restraints set out above are reasonable as to their subject matter, area and duration, to protect the Company's proprietary interests;

15.4.2 each of the restraints set out in clause 15.2, are separate and independent restraints severable from any of the other restraints set out therein;

15.4.3 the time period for which he is restrained from doing any of the things set out above shall be severable as to each calendar month within that period; and

15.4.4 if any one or more of the restraints set out above are invalid or unenforceable for any reason, the validity of any of the other restraints shall not be affected thereby.

15.5   As consideration for the Employee agreeing to the restraints described in
       15.2, it is recorded and agreed that the Company will forthwith pay the
       Employee an amount equal to twice the gross amount of the Employee's remuneration package stated in clause 5.1 of US$600,000 (Six hundred thousand United States Dollars) less the amount of US$760,000 paid previously to the Employee during his second, Third and Fourth Contracts of Employment, which amounts to US$440,000, on the following basis:

15.5.1 should the Employee commit a material breach of the restraint undertakings given by the Employee in Clause 15, then if the breach is one which is not capable of being remedied or being a breach which is capable of being remedied is not remedied within 30 (thirty) days after written demand given by the Company to the Employee, the Company shall be entitled to institute action against the Employee for agreed damages of
       US$1,200,000 in order to compensate the Company for the harm suffered by the Company.

                                                                              16

16.    RETURN OF COMPANY PROPERTY

       The Employee shall promptly whenever requested by the Company and, in any event upon the termination of his employment with the Company, deliver to the Company all lists of clients or customers, correspondence and all other documents, papers and records which may have been prepared by him or have come into his possession in the course of his employment with the
       Company, and the Employee shall not be entitled and shall not retain any copies thereof. Title and copyright therein shall vest in the Company and, where appropriate, any associated company.

17.    DOMICILIUM

17.1   The parties hereto respectively choose domicilium citandi et executandi for all purposes of and in connection with this Agreement as follows:

17.1.1  the Company   La Motte Chambers
                      St Helier
                      Jersey, Channel Islands

17.1.2 the Employee   La Motte Chambers
                      St Helier
                      Jersey, Channel Islands

17.2   Any notice to any party shall be addressed to it at its domicilium as aforesaid and either sent by pre-paid registered post, delivered by hand, or sent by telefax transmission.

       In case of any notice:

                                                                              17

17.2.1 delivered by hand, it shall be deemed to have been received, unless the contrary is proved, on the date of delivery, provided such date is a business day, otherwise on the following business day;

17.2.2 sent by pre-paid registered post it shall be deemed to have been received, unless the contrary is proved, on the seventh business day after posting;

17.2.3 sent via telefax transmission, shall be deemed to have been received on the same day, provided such day is a business day, otherwise on the following business day. The party giving notice by telefax transmission shall have the onus of proving that the telefax was received by the addressee.

17.3   Any party shall be entitled by notice to the other, to change its domicilium provided that the change will become effective only business days after service of the notice in question.

17.4   For the purposes hereof, "business day" means any day other than a
       Saturday, Sunday or public holiday.

18.    GENERAL

18.1   No alteration, cancellation, variation of, or addition hereto shall be of any force or effect unless reduced to writing and signed by the parties as an addendum to this Agreement or their duly authorised signatures.

                                                                              18

18.2   Subject only to 18.1, this document contains the entire agreement between the parties and neither party shall be bound by any undertakings, representations or warranties not recorded herein.

18.3   No indulgence, leniency or extension of time which either party (the
       "grantor") may grant or show to the other, shall in any way prejudice the grantor or preclude the grantor from exercising any of its/his rights in the future.

18.4   Neither party may cede or assign its/his rights and delegate its/his obligations in terms of this Agreement without the prior written approval of the other party.

18.5   Each party warrants and undertakes to the other that -

18.5.1 it is not acting as undisclosed agent or nominee for any person in entering into this Agreement; and

18.5.2 it is entering into this Agreement to secure the benefits of this
       Agreement for itself only and for no other person.

18.6   The headings appearing in this Agreement have been used for reference purposes only and shall not affect its interpretation.

18.7   The Company shall bear the costs of an incidental to the negotiation, preparation and conclusion of this Agreement.

18.8   The interpretation and enforcement of this Agreement shall at all times be governed by Jersey law prevailing from time to time, and the parties hereto hereby consent and submit to the jurisdiction of the Courts of
       Jersey in all matters arising from or concerning this Agreement.

                                                                              19

18.9   If any clause or term of this Agreement should be invalid, unenforceable or illegal, then the remaining terms and provisions of this Agreement shall be deemed to be severable therefrom and shall continue in full force and effect unless such invalidity, unenforceability or illegality goes to the root of this Agreement.

18.10  The Employee's rights under this Agreement are not capable of assignment or hypothecation, nor of attachment by the Employee's creditors.

THUS DONE and SIGNED by P. Lietard at Paris on this the 31 day of January 2005, in the presence of the undersigned witnesses, the signatory hereby warranting by his signature that he is duly authorised thereto.

AS WITNESSES :

1. /s/ David Haddon
   ----------------------------------

2. /s/ Aubrey L. Paverd
   ----------------------------------

                                        /s/ Philippe Lietard
                                        ----------------------------------------
                                        For and on behalf of Randgold
                                        Resources Limited

                                        Capacity: Chairman

THUS DONE and SIGNED by the EMPLOYEE at Paris on this the 31 day of January
2005, in the presence of the undersigned witnesses, the signatory hereby warranting by his signature that he is duly authorised hereto.

AS WITNESSES :

1. /s/ Robert I Israel
   ----------------------------------

2. /s/ David Haddon
   ----------------------------------

                                        /s/ D. Mark Bristow
                                        ----------------------------------------
                                        D M Bristow

                                                                              20

                  ADDENDUM TO THE FIFTH CONTRACT OF EMPLOYMENT

                             OF DENNIS MARK BRISTOW

1.     AWARD OF RESTRICTED STOCK

       In terms of the provisions of clause 9 of the Fifth Contract of
       Employment, the Company had the right to award the Employee, on such occasions as it deems appropriate, an award of restricted stock. The
       Company consented to award the employee an award of restricted stock of
       150,000 shares.

2.     TERMS AND CONDITIONS OF THE AWARD

2.1    The award of restricted stock to the Employee was granted with effect from 1 April 2004.

2.2    The award is subject to the Employee achieving an 70% level in respect of the strategic measurable outputs agreed by the Board and the Employee (as defined in the Board approved Company strategic planning review document for the relevant period). The Remuneration Committee of the Company will be responsible for confirming that the Employee has achieved the percentage level set by the Board. It is noted that the period in question relates to the particular company financial year in question.

2.3    In terms of the award approved by the Board, the Employee will be entitled to the shares in three tranches:

2.3.1  in respect of one-third of the shares, after 9 (nine) months have elapsed from the date the restricted stock was awarded;

2.3.2  in respect of two-third of the shares, after 21 (twenty one) months have elapsed from the date the restricted stock was awarded;

2.3.3  in respect of all of the shares, after 33 (thirty three) months have elapsed from the date the restricted stock was awarded.

                                                                              21

THUS DONE and SIGNED by P. Lietard at Paris on this the 31 day of January 2005, in the presence of the undersigned witnesses, the signatory hereby warranting by his signature that he is duly authorised thereto.

AS WITNESSES :

1. /s/ David Haddon
   ----------------------------------

2. /s/ Aubrey L. Paverd
   ----------------------------------

                                        /s/ Philippe Lietard
                                        ----------------------------------------
                                        For and on behalf of Randgold
                                        Resources Limited
                                        Capacity:

THUS DONE and SIGNED by the EMPLOYEE at Paris on this the 31 day of January
2005, in the presence of the undersigned witnesses, the signatory hereby warranting by his signature that he is duly authorised hereto.

AS WITNESSES :

1. /s/ Robert I Israel
   ----------------------------------

2. /s/ David Haddon
   ----------------------------------

                                        /s/ D. Mark Bristow
                                        ----------------------------------------
                                        D M Bristow